Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53180 of Symmetricom, Inc., of our report dated May 30, 2003, relating to the financial statements and schedule of the Symmetricom, Inc. Tax Deferred Savings Plan included in this Annual Report on Form 11-K.

By	/s/ Mohler, Nixon & Williams
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California

June 26, 2003